UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  May 30, 2003

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

         0-0285                                         65-0574760
         ------                                         ----------
(Commission file number)                       (IRS employer identification no.)

11601 Biscayne Blvd., Suite 201, Miami, FL                 33181
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(Address of principal executive offices)                 (Zip Code)

                                 (305) 893-9273
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 30, 2003, the Registrant entered into an agreement with Jordan Klein, Sr. and Jordan Klein, Jr. (collectively "Klein") to purchase certain copyrighted movie scripts (the "Assets") that had been written and developed by Klein (the Agreement"). Pursuant to the terms of the Agreement, Klein also agree to use their substantial skills, talents and expertise as experienced underwater photographers, cameramen, engineers and producers in more than 75 feature films and for television to produce, market and distribute the Assets utilizing their own equipment at no additional cost to the Registrant. As consideration for the Assets, the Registrant will issue to Klein an aggregate of 500,000 shares of its restricted common stock and two (2%) percent of the gross proceeds received by the Registrant, if any, from the marketing and distribution of the Assets.

ITEM 5.  OTHER EVENTS.

         By unanimous consent of the Registrant's Board of Directors, the following was approved:

         (A) the issuance of an aggregate of 500,000 shares of the Registrant's restricted common stock to Jordan Klein, Sr. and Jordan Klein, Jr. and two (2%) of the gross proceeds received by the Registrant, if any from the marketing and distribution as consideration for the Assets acquired; and

         (B) the appointment of Jordan Klein, Sr. and Jordan Klein, Jr. to serve as directors of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS.

             2.1 Agreement by and among Distribution Management Services, Inc.
                 and Jordan Klein, Sr. and Jordan Klein, Jr. dated May 30, 2003.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DISTRIBUTION  MANAGEMENT SERVICES, INC.



Date: June 12, 2003                     By: /s/ Leo Greenfield
                                            ------------------------------------
                                                Leo Greenfield, President


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